Exhibit 10.1
MCKESSON CORPORATION
2005 STOCK PLAN
As amended through July 22, 2009

i

1. PURPOSE.
     This McKesson Corporation 2005 Stock Plan is intended to provide Employees and Directors the opportunity to receive equity-based, long-term incentives so that the Corporation may effectively attract and retain the best available personnel, promote the success of the Corporation by motivating Employees and Directors to superior performance, and align Employee and Director interests with those of the Corporation’s stockholders.
2. EFFECTIVE DATE.
     This Plan was initially adopted by the Board on May 25, 2005, subject to stockholder approval, which was granted on July 25, 2005. On October 27, 2006, the Board retroactively amended and restated the Plan to comply with proposed regulations issued under Code section 409A. On May 23, 2007, the Plan was amended by the Board to increase the share reserve by 15,000,000 Shares, with such amendment subject to stockholder approval, which was granted on July 25, 2007. On July 23, 2008, the Board approved an amendment and restatement of the Plan regarding the timing of the distribution of Shares underlying grants of Restricted Stock Unit Awards to Outside Directors. On May 26, 2009, the Compensation Committee of the Board approved an amendment of the Plan regarding the circumstances under which a merger or consolidation involving the Corporation would constitute a Change in Control. On May 27, 2009, the Board amended and restated the Plan to increase the share reserve by 14,500,000 Shares, with such amendment and restatement subject to stockholder approval, which was granted on July 22, 2009.
3. ADMINISTRATION.
     (a) Administration with respect to Outside Directors.
     With respect to Awards to Outside Directors, the Plan shall be administered by (A) the Board or (B) the Committee on Directors and Corporate Governance of the Board; provided that such committee consists solely of Directors who qualify as “non-employee directors” for purposes of Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, all Awards made to members of the Committee on Directors and Corporate Governance shall be approved by the Board.
     (b) Administration with respect to Employees.
     With respect to Awards to Employees, the Plan shall be administered by (A) the Board, (B) the Compensation Committee of the Board; provided that such committee consists solely of Directors who qualify as “outside directors” for purposes of Code section 162(m) and “non-employee directors” for purposes of Rule 16b-3 promulgated under the Exchange Act, or (C) in limited situations, by an officer or officers of Corporation pursuant to Section 3(c) below.
     (c) Delegation of Authority to an Officer of the Corporation.
          (i) The Board may delegate to a Director the authority to administer the Plan with respect to Awards made to Employees who are not subject to Section 16 of the Exchange Act.

          (ii) The Board may delegate to an officer or officers of the Corporation the authority to administer the Plan with respect to Options granted to Employees who are not subject to Section 16 of the Exchange Act.
     (d) Powers of the Administrator.
     The Administrator shall from time to time at its discretion make determinations with respect to Employees and Directors who shall be granted Awards, the number of Shares or Share Equivalents to be subject to each Award, the vesting of Awards, the designation of Options as Incentive Stock Options or Nonstatutory Stock Options and other conditions of Awards to Employees and Directors.
     The Administrator shall have the full power and authority, in its sole discretion, to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements, to adopt subplans applicable to specified Affiliates or locations and to take all actions in connection with the administration of the Plan as it deems necessary or advisable.
     The Administrator shall have, subject to the terms and conditions and within the limitations of Plan, including the limitations of Section 22, the authority to modify, extend or renew outstanding Awards granted to Employees and Directors under the Plan in a manner that will not cause the Awards that are exempt from the application of Code section 409A to be subject to Code section 409A pursuant to such modification, extension or renewal. Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Participant, impair any Award previously granted under the Plan.
     The interpretation and construction by the Administrator of any provisions of the Plan or of any Award shall be final. No member of a Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.
4. ELIGIBILITY.
     Subject to the terms and conditions set forth below, Awards may be granted to Employees and Directors. Notwithstanding the foregoing, only employees of the Corporation and its Subsidiaries may be granted Incentive Stock Options.
     (a) Ten Percent Stockholders.
     An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Corporation, its parent or any of its Subsidiaries is not eligible to receive an Incentive Stock Option pursuant to this Plan unless the Exercise Price of the Incentive Stock Option is at least 110% of the Fair Market Value of the underlying Shares on the date of the grant and the term of the option does not exceed five years. For purposes of this Section 4(a) the stock ownership of an Employee shall be determined pursuant to Code section 424(d).

     (b) Number of Awards.
     A Participant may receive more than one Award, including Awards of the same type, but only on the terms and subject to the restrictions set forth in the Plan. Subject to adjustment as provided in Section 16, the maximum aggregate number of Shares or Share Equivalents that may be subject to Full Value Awards granted to a Participant in any fiscal year of the Corporation is 500,000 Shares or Share Equivalents and the maximum number of Shares or Share Equivalents that may be subject to Options or Stock Appreciation Rights granted to a Participant in any fiscal year of the Corporation is 1,000,000 Shares or Share Equivalents.
5. STOCK.
     (a) Share Reserve.
     Subject to adjustment as provided in Section 16, the aggregate number of Shares subject to Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Other Share-Based Awards issued under this Plan shall not exceed 42,500,000 Shares, which Shares shall be Shares of the Corporation’s authorized but unissued or reacquired Common Stock bought on the market or otherwise. If any outstanding Option or Stock Appreciation Right under the Plan for any reason expires or is terminated or any Restricted Stock or Other Share-Based Award is forfeited, then the Shares allocable to the unexercised portion of such Option or Stock Appreciation Right or the forfeited Restricted Stock or Other Share-Based Award may again be available for issuance under the Plan. The following Shares may not again be made available for issuance under the Plan: Shares not issued or delivered as a result of the net exercise of a Stock Appreciation Right or Option; Shares used to pay the withholding taxes related to an Award; or Shares repurchased on the open market with the proceeds of an Exercise Price.
     (b) Limitation.
     Notwithstanding any other provision of Section 5, for any one Share issued in connection with a Full Value Award or a stock-settled Stock Appreciation Right, that Share and one additional Share shall no longer be available for issuance in connection with future Awards.
6. OPTIONS.
     Options granted to Employees and Directors pursuant to the Plan shall be evidenced by written Option Agreements in such form as the Administrator shall determine. Options shall be designated as Incentive Stock Options or Nonstatutory Stock Options and shall be subject to the following terms and conditions:
     (a) Number of Shares.
     Each Option shall state the number of Shares to which it pertains, which shall be subject to adjustment in accordance with Section 16.

     (b) Exercise Price.
     Each Option shall state the Exercise Price, determined by the Administrator, which shall not be less than 100% the Fair Market Value of a Share on the date of grant, except as provided in Section 16.
     (c) Method of Payment.
     An Option may be exercised, in whole or in part, by giving notice of exercise in the manner prescribed by the Corporation specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the Exercise Price in cash or, if acceptable to the Administrator in its sole discretion (i) in Shares already owned by the Participant (including, without limitation, by attestation to the ownership of such Shares), (ii) by the withholding and surrender of the Shares subject to the Option, or (iii) by delivery (on a form prescribed by the Administrator) of an irrevocable direction to a securities broker approved by the Administrator to sell Shares and to deliver all or part of the sales proceeds to the Corporation in payment of all or part of the purchase price and any withholding taxes. Payment may also be made in any other form approved by the Administrator, consistent with applicable law, regulations and rules.
     (d) Term and Exercise of Options.
     Each Option shall state the time or times when it may become exercisable. No Option shall be exercisable after the expiration of seven years from the date it is granted.
     (e) Limitations on Transferability.
     An Option shall, during a Participant’s lifetime, be exercisable only by the Participant. No Option or any right granted thereunder shall be transferable by the Participant by operation of law or otherwise, other than by will, the laws of descent and distribution. Notwithstanding the foregoing, (i) a Participant may designate a beneficiary to succeed, after the Participant’s death, to all of the Participant’s Options outstanding on the date of death; (ii) a Nonstatutory Stock Option or any right granted thereunder may be transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act; and (iii) any Participant, who is a senior executive officer recommended by the Chief Executive Officer and approved by the Administrator may voluntarily transfer any Nonstatutory Stock Option to a Family Member as a gift or through a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. In the event of any attempt by a Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of an Option or of any right thereunder, except as provided herein, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Corporation at its election may terminate the affected Option by notice to the Participant and the Option shall thereupon become null and void.
     (f) Termination of Employment.
     Each Option Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Corporation and its Affiliates. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment. Unless otherwise provided in Section 3(d) and the Option Agreement, the Administrator may, in its sole discretion, extend the post-termination exercise period with respect to an option (but not beyond the original term of such option).
     (g) Rights as a Stockholder.
     A Participant or a transferee of a Participant shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of issuance of such Shares. Except as provided in Section 16, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued.
     (h) Limitation of Incentive Stock Option Awards.
     If and to the extent that the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which any Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and all other plans maintained by the Corporation, its parent or its Subsidiaries exceeds $100,000, the Options covering Shares in excess of such amount (taking into account the order in which the Options were granted) shall be treated as Nonstatutory Stock Options.
     (i) Other Terms and Conditions.
     The Option Agreement may contain such other terms and conditions, including restrictions or conditions on the vesting of the Option or the conditions under which the Option may be forfeited, as may be determined by the Administrator that are consistent with the Plan.
7. STOCK APPRECIATION RIGHTS.
     Stock Appreciation Rights granted to Employees pursuant to the Plan may be granted alone, in addition to, or in conjunction with, Options. Stock Appreciation Rights shall be evidenced by written Stock Appreciation Right Agreements in such form as the Administrator shall determine and shall be subject to the following terms and conditions:
     (a) Number of Shares.
     Each Stock Appreciation Right shall state the number of Shares or Share Equivalents to which it pertains, which shall be subject to adjustment in accordance with Section 16.
     (b) Calculation of Appreciation; Exercise Price.
     The appreciation distribution payable on the exercise of a Stock Appreciation Right will be equal to the excess of (i) the aggregate Fair Market Value (on the date of exercise of the Stock Appreciation Right) of a number of Shares equal to the number of Shares or Share Equivalents in which the Participant is vested under such Stock Appreciation Right on such date, over (ii) an amount that will be determined by the Administrator on the date of grant of the Stock

Appreciation Right but that shall not be less than 100% of the Fair Market Value of a Share on the date of grant (the “Exercise Price”).
     (c) Term and Exercise of Stock Appreciation Rights.
     Each Stock Appreciation Right shall state the time or times when may become exercisable. No Stock Appreciation Right shall be exercisable after the expiration of seven years from the date it is granted.
     (d) Payment.
     The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock or in cash, or any combination of the two, or in any other form of consideration as determined by the Administrator and contained in the Stock Appreciation Right Agreement.
     (e) Limitations on Transferability.
     A Stock Appreciation Right shall, during a Participant’s lifetime, be exercisable only by the Participant. No Stock Appreciation Right or any right granted thereunder shall be transferable by the Participant by operation of law or otherwise, other than by will, the laws of descent and distribution. Notwithstanding the foregoing, (i) a Participant may designate a beneficiary to succeed, after the Participant’s death, to all of the Participant’s Stock Appreciation Rights outstanding on the date of death; (ii) a stand-alone Stock Appreciation Right or a Stock Appreciation Right granted in conjunction with a Nonstatutory Stock Option or any right granted thereunder may be transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act; and (iii) any Participant, who is a senior executive officer recommended by the Chief Executive Officer and approved by the Administrator may voluntarily transfer any stand-alone Stock Appreciation Right or a Stock Appreciation Right granted in conjunction with a Nonstatutory Stock Option to a Family Member as a gift or through a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. In the event of any attempt by a Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of a Stock Appreciation Right or of any right thereunder, except as provided herein, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Corporation at its election may terminate the affected Stock Appreciation Right by notice to the Participant and the Stock Appreciation Right shall thereupon become null and void.
     (f) Termination of Employment.
     Each Stock Appreciation Right Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Appreciation Right following termination of the Participant’s employment or service with the Corporation and its Affiliates. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all Stock Appreciation Right Agreements entered into pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

     (g) Rights as a Stockholder.
     A Participant or a transferee of a Participant shall have no rights as a stockholder with respect to any Shares covered by his or her Stock Appreciation Right until the date of issuance of such Shares. Except as provided in Section 16, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued.
     (h) Other Terms and Conditions.
     The Stock Appreciation Right Agreement may contain such other terms and conditions, including restrictions or conditions on the vesting of the Stock Appreciation Right or the conditions under which the Stock Appreciation Right may be forfeited, as may be determined by the Administrator that are consistent with the Plan.
8. RESTRICTED STOCK.
     (a) Grants.
     Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of the Awards. The Administrator may condition the grant of Restricted Stock upon the attainment of specified performance objectives established by the Administrator pursuant to Section 13 or such other factors as the Administrator may determine, in its sole discretion.
     The terms of each Restricted Stock Award shall be set forth in a Restricted Stock Agreement between the Corporation and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. A book entry shall be made in the records of the Corporation’s transfer agent for each Participant receiving a Restricted Stock Award, alternatively, such Participant shall be issued a stock certificate in respect of such shares of Restricted Stock. If a certificate is issued, it shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Administrator shall require that stock certificates evidencing such shares be held by the Corporation until the restrictions lapse and that, as a condition of any Restricted Stock Award, the Participant shall deliver to the Corporation a “stock assignment separate from certificate” relating to the stock covered by such Award.
     (b) Restrictions and Conditions.
     The shares of Restricted Stock awarded pursuant to this Section 8 shall be subject to the following restrictions and conditions:
          (i) During a period set by the Administrator commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or encumber shares of Restricted Stock, other than pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance, a Change in Control or such other factors or criteria as the Administrator may determine in its sole discretion.
          (ii) Except as provided in this paragraph (ii) and paragraph (i) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive any cash dividends. The Administrator, in its sole discretion, as determined at the time of Award, may provide that the payment of cash dividends shall or may be deferred and, if the Administrator so determines, invested in additional shares of Restricted Stock to the extent available under Section 5, or otherwise invested. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.
          (iii) The Administrator shall specify the conditions under which shares of Restricted Stock may be forfeited and such conditions shall be set forth in the Restricted Stock Agreement.
          (iv) If and when the Restriction Period applicable to shares of Restricted Stock expires without a prior forfeiture of the Restricted Stock, an appropriate book entry recording the Participant’s interest in unrestricted Shares shall be entered on the records of the Corporation’s transfer agent or, if appropriate, certificates for an appropriate number of unrestricted Shares shall be delivered promptly to the Participant, and the certificates for the shares of Restricted Stock shall be canceled.
9. RESTRICTED STOCK UNITS.
     (a) Grants.
     Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Restricted Stock Units will be made, the number of Restricted Stock Units to be awarded, the price (if any) to be paid by the recipient of the Restricted Stock Units, the time or times within which such Restricted Stock Units may be subject to forfeiture, and all other terms and conditions of the Restricted Stock Unit Awards. The Administrator may condition the grant of Restricted Stock Unit Awards upon the attainment of specified performance objectives established by the Administrator pursuant to Section 13 or such other factors as the Administrator may determine, in its sole discretion.
     The terms of each Restricted Stock Unit Award shall be set forth in a Restricted Stock Unit Award Agreement between the Corporation and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. No book entry shall be made in the records of the Corporation’s transfer agent for a Participant receiving a Restricted Stock Unit Award, nor shall such

Participant be issued a stock certificate in respect of such Restricted Stock Units, and the Participant shall have no right to or interest in shares of Common Stock of the Corporation as a result of the grant of Restricted Stock Units.
     (b) Restrictions and Conditions.
     The Restricted Stock Units awarded pursuant to this Section 9 shall be subject to the following restrictions and conditions:
          (i) At the time of grant of a Restricted Stock Unit Award, the Administrator may impose such restrictions or conditions on the vesting of the Restricted Stock Units, as the Administrator deems appropriate. During such vesting period, the Participant shall not be permitted to sell, transfer, pledge, assign or encumber the Restricted Stock Units, other than pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance, a Change in Control or such other factors or criteria as the Administrator may determine in its sole discretion.
          (ii) Dividend equivalents may be credited in respect of Restricted Stock Units, as the Administrator deems appropriate. Such dividend equivalents may be credited on behalf of the Participant to a deferred cash account (in a manner prescribed by the Administrator and in compliance with Code section 409A) or converted into additional Restricted Stock Units by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of Shares equal to the number of Restricted Stock Units then credited by (2) the Fair Market Value per Share on the payment date for such dividend. The additional Restricted Stock Units credited by reason of such dividend equivalents will be subject to all of the terms and conditions of the underlying Restricted Stock Unit Award to which they relate.
          (iii) The Administrator shall specify the conditions under which Restricted Stock Units may be forfeited and such conditions shall be set forth in the Restricted Stock Unit Agreement.
     (c) Deferral Election.
     Each recipient of a Restricted Stock Unit Award shall be entitled to elect to defer all or a percentage of any Shares he or she may be entitled to receive upon the lapse of any restrictions or vesting period to which the Award is subject. This election shall be made by giving notice in a manner and within the time prescribed by the Administrator and in compliance with Code section 409A.
10. OUTSIDE DIRECTOR AWARDS.
     Each Outside Director may be granted a Restricted Stock Unit Award on the date of each annual meeting of stockholders for up to 5,000 Share Equivalents, as determined by the Board. Such limitation is subject to adjustment as provided in Section 16. Each Restricted Stock Unit Award shall be fully vested on the date of grant. With respect to the grant of each Restricted Stock Unit Award to an Outside Director prior to the date of the annual meeting of stockholders held July 23, 2008 (the “2008 Annual Meeting”), receipt of any Shares as payment for the Restricted Stock Unit Award shall be delayed until such time as the Outside Director experiences a Separation from Service, as defined in the McKesson Corporation Deferred Compensation Administration Plan III, as amended, and subject to any other terms and conditions prescribed by the Administrator and in compliance with Code section 409A (the “Automatic Deferral Requirement”). With respect to the grant of each Restricted Stock Unit Award to an Outside Director on the date of the 2008 Annual Meeting, and any subsequent grant of a Restricted Stock Unit Award to an Outside Director, each Outside Director shall receive on the grant date the Shares underlying such Award; provided, however, that the Outside Director may voluntarily elect to defer receipt of the Shares underlying such Award by giving notice in a manner and within the time prescribed by the Administrator and in compliance with Code section 409A, so long as at the time of any such voluntary deferral the Outside Director satisfies the stock ownership guidelines then in effect for Outside Directors. If the Corporation determines that the Outside Director will not satisfy such stock ownership guidelines on the last day of the deferral election period applicable to such Award, the Automatic Deferral Requirement shall apply as to the Shares underlying such Award. Dividend equivalents may be credited in respect of Restricted Stock Units, as the Administrator deems appropriate. Such dividend equivalents may be credited on behalf of the Participant to a deferred cash account (in a manner prescribed by the Administrator and in compliance with Code section 409A) or converted into additional Restricted Stock Units by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of Shares equal to the number of Restricted Stock Units then credited by (2) the Fair Market Value per Share on the payment date for such dividend. The additional Restricted Stock Units credited by reason of such dividend equivalents will be subject to all of the terms and conditions of the underlying Restricted Stock Unit Award to which they relate. Other terms and conditions of the Restricted Stock Unit Awards granted to Outside Directors shall be determined by the Board subject to the provisions of Section 9 and the Plan.
11. PERFORMANCE SHARES.
     (a) Grants.
     Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees to whom, and the time or times at which, grants of Performance Shares will be made, the number of Performance Shares to be awarded, the price (if any) to be paid by the recipient of the Performance Shares, the time or times within which such Performance Shares may be subject to forfeiture, and all other terms and conditions of the Performance Shares.
     The terms of Performance Shares shall be set forth in a Performance Share Agreement between the Corporation and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. With respect to a Performance Shares, no book entry shall be made in the records of the Corporation’s transfer agent nor shall certificate for shares of Common Stock be issued at the time the grant is made, and the Participant shall have no right to or interest in shares of Common Stock of the Corporation as a result of the grant of Performance Shares.
     (b) Restrictions and Conditions.

          (i) The Performance Shares awarded pursuant to this Section 11 shall be subject to the following restrictions and conditions: The Administrator may condition the grant of Performance Shares upon the attainment of specified performance objectives established by the Administrator pursuant to Section 13 or such other factors as the Administrator may determine, in its sole discretion or the Administrator may, at the time of grant of a Performance Share Award, set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number of Performance Shares that will be paid out to the Participant. In either case, the time period during which the performance objectives must be met is called the “Performance Period.” After the applicable Performance Period has ended, the recipient of the Performance Shares will be entitled to receive the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved, and which shares may be subject to additional vesting. After the grant of Performance Shares, the Administrator, in its sole discretion, may reduce or waive any performance objective for such Performance Shares.
12. OTHER SHARE-BASED AWARDS.
     (a) Grants.
     Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Share-Based Awards”), may be granted either alone or in addition to or in conjunction with other Awards under this Plan. Awards under this Section 12 may include (without limitation) the grant of Shares conditioned upon some specified event, the payment of cash based upon the performance of the Common Stock or the grant of securities convertible into Common Stock.
     Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees to whom and the time or times at which Other Share-Based Awards shall be made, the number of Shares, Share Equivalents or other securities, if any, to be granted pursuant to Other Share-Based Awards, and all other conditions of the Other Share-Based Awards. The Administrator may condition the grant of an Other Share-Based Award upon the attainment of specified performance goals or such other factors as the Administrator shall determine, in its sole discretion. In granting an Other Share-Based Award, the Administrator may determine that the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Shares or other securities covered by the Award, and the Administrator may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. The terms of any Other Share-Based Award shall be set forth in an Other Share-Based Award Agreement between the Corporation and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan.
     (b) Terms and Conditions.
     In addition to the terms and conditions specified in the Other Share-Based Award Agreement, Other Share-Based Awards shall be subject to the following:

          (i) Any Other Share-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered, other than pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, prior to the date on which the Shares are issued or the Award becomes payable, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
          (ii) The Other Share-Based Award Agreement shall contain provisions dealing with the disposition of such Award in the event of termination of the Employee’s employment or the Director’s service prior to the exercise, realization or payment of such Award, and the Administrator in its sole discretion may provide for payment of the Award in the event of the Participant’s termination of employment or service with the Corporation or a Change in Control, with such provisions to take account of the specific nature and purpose of the Award.
13. PERFORMANCE OBJECTIVES.
     The Administrator shall determine the terms and conditions of Awards at the date of grant or thereafter; provided that performance objectives, if any, for each year related to an Award granted to a Covered Employee shall be established by the Administrator not later than the latest date permissible under Section 162(m). To the extent that such Awards are paid to Covered Employees, the performance criteria to be used shall be any of the following, either alone or in any combination, which may be expressed with respect to the Corporation or one or more operating units or groups, as the Compensation Committee of the Board may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on investment; return on capital; return on committed capital; return on invested capital; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; stock price; customer satisfaction; employee satisfaction; and total shareholder return. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other corporations, may be (but need not be) different from year-to-year, and different performance objectives may be applicable to different Participants.
     Performance objectives may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance objectives. In addition, performance objectives may be based upon the attainment of specified levels of corporate performance under one or more of the measures described above relative to the performance of other corporations. The Administrator shall specify the manner of adjustment of any performance objective to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances, as determined by the Administrator, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction.
14. ACCELERATION OF VESTING AND EXERCISABILITY.
     The Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.
15. CHANGE IN CONTROL.
     (a) An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the applicable agreement and determined by the Committee on a grant by grant basis or as may be provided in any other written agreement between the Company or any Affiliate and the Participant; provided, however, that in the absence of such provision, no such acceleration shall occur.
     (b) A “Change in Control” of the Corporation shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall occur:
          (i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act), excluding the Corporation or any of its affiliates, a trustee or any fiduciary holding securities under an employee benefit plan of the Corporation or any of its affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities or a Corporation owned, directly or indirectly, by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation’s then outstanding securities; or
          (ii) During any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
          (iii) The stockholders of the Corporation approve a merger or consolidation of the Corporation with any other Corporation and such merger or consolidation is consummated, other than (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Corporation’s then outstanding securities; or
          (iv) The stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.
     Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the holders of the Stock immediately prior to such transaction or series of transactions continue to have the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately prior to such transaction or series of transactions.
16. RECAPITALIZATION.
     In the event that the Administrator, in its sole discretion, shall determine that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to preserve (but not increase) the rights of participants under the Plan, then the Administrator shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares which may thereafter be issued in connection with respect to Awards pursuant to Sections 4(b) and 5, (ii) the number and kind of shares issued in respect of outstanding Awards, and (iii) the Exercise Price relating to any Options or Stock Appreciation Right.
17. TERM OF PLAN.
     Awards may be granted pursuant to the Plan until the termination of the Plan on May 24, 2015.
18. SECURITIES LAW REQUIREMENTS AND LIMITATION OF RIGHTS.
     (a) Securities Law.
     No Shares shall be issued pursuant to the Plan unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Shares under the Securities Act of 1933 or perfected an exemption from registration; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.
     (b) Employment Rights.
     Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Corporation or an Affiliate or to remain in service as a Director. The Corporation and its Affiliates reserve the right to terminate the employment of any Employee at any time, with or without cause or for no cause, subject only to a written employment contract (if any), and the Board reserves the right to terminate a Director’s membership on the Board for cause in accordance with the Corporation’s Certificate of Incorporation.
     (c) Stockholders’ Rights.
     Except as otherwise provided in the Plan, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to an appropriate book entry recording the Participant’s interest in Shares being entered on the records of the Corporation’s transfer agent or, if appropriate, the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such book entry is made or such certificate is issued.
19. AWARDS IN FOREIGN COUNTRIES.
     The Administrator shall have the authority to adopt such modifications, rules, procedures and subplans as may be necessary or desirable to facilitate compliance with the provisions of the laws and procedures of foreign countries in which the Corporation or its Affiliates may operate to assure the viability of the benefits of Awards made to Participants employed in such countries and to meet the intent of the Plan.
20. BENEFICIARY DESIGNATION.
     Participants and their Beneficiaries may designate on the prescribed form one or more Beneficiaries to whom distribution shall be made of any Award outstanding at the time of the Participant’s or Beneficiary’s death. A Participant or Beneficiary may change such designation at any time by filing the prescribed form with the Administrator. If a Beneficiary has not been designated or if no designated Beneficiary survives the Participant, distribution will be made to the Participant’s spouse, or if none, the Participant’s children in equal shares, or if none, to the residuary beneficiary under the terms of the Participant’s or Beneficiary’s last will and testament or, in the absence of a last will and testament, to the Participant’s or Beneficiary’s estate as Beneficiary. Notwithstanding the foregoing, the Administrator may prescribe specific methods or restrictions on beneficiary designations made Participants or Beneficiaries located outside of the United States.
21. AMENDMENT OF THE PLAN.
     The Board may suspend or discontinue the Plan at any time. The Compensation Committee of the Board may amend the Plan with respect to any Shares at the time not subject to Awards; provided, however, that only the Board may amend the Plan and submit the Plan to the stockholders of the Corporation for approval with respect to amendments that:
     (a) Increase the number of Shares available for issuance under the Plan or increase the number of Shares available for issuance pursuant to Incentive Stock Options under the Plan;
     (b) Materially expand the class of persons eligible to receive Awards;

     (c) Expand the types of awards available under the Plan;
     (d) Materially extend the term of the Plan;
     (e) Materially change the method of determining the Exercise Price or purchase price of an Award;
     (f) Delete or limit the requirements of Section 22;
     (g) Remove the administration of the Plan from the Administrator; or
     (h) Amend this Section 21 to defeat its purpose.
22. NO AUTHORITY TO REPRICE.
     Without the consent of the stockholders of the Corporation, except as provided in Section 16, the Administrator shall have no authority to effect either (i) the repricing of any outstanding Options or Stock Appreciation Rights under the Plan or (ii) the cancellation of any outstanding Options or Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options or Stock Appreciation Rights under the Plan covering the same or different numbers of Shares.
23. USE OF PROCEEDS FROM STOCK.
     Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Corporation.
24. NO OBLIGATION TO EXERCISE OPTION OR STOCK APPRECIATION RIGHT.
     The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise such Option or Stock Appreciation Right.
25. APPROVAL OF STOCKHOLDERS.
     This Plan and any amendments requiring stockholder approval pursuant to Section 21 shall be subject to approval by affirmative vote of the stockholders. Such vote shall be taken at the first annual meeting of stockholders of the Corporation following the adoption of the Plan or of any such amendments, or any adjournment of such meeting.
26. GOVERNING LAW.
     The law of the State of Delaware shall govern all question concerning the construction, validity and interpretation of the Plan, without regard to the state’s conflict of laws rules.
27. INTERPRETATION.

     The Plan is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act, Code section 162(m), and Code section 409A and guidance promulgated thereunder, and all provisions hereof shall be construed in a manner to so comply.
28. WITHHOLDING TAXES.
     (a) General.
     To the extent required by applicable law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Corporation for the satisfaction of any required income tax, social insurance, payroll tax or other tax related to withholding obligations that arise by reason of such payment or distribution. The Corporation shall not be required to make such payment or distribution until such obligations are satisfied.
     (b) Other Awards.
     The Administrator may permit a Participant who exercises an Option or Stock Appreciation Right or who vests in an other Award to satisfy all or part of his or her withholding tax obligations by having the Corporation withhold a portion of the Shares that otherwise would be issued to him or her under such Awards. Such Shares shall be valued at the Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering Shares to the Corporation, if permitted by the Administrator, shall be subject to such restrictions as the Administrator may impose, including any restrictions required by rules of the Securities and Exchange Commission.
29. DEFINITIONS.
     (a) “Administrator” means the Board, either of the Committees appointed to administer the Plan or, if applicable, an officer of the Corporation appointed to administer the Plan in accordance with Section 3(c).
     (b) “Affiliate” means any entity, whether a corporation, partnership, joint venture or other organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Corporation.
     (c) “Award” means any award of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Shares or an Other Share-Based Award under the Plan.
     (d) “Beneficiary” means a person designated as such by a Participant or a Beneficiary for purposes of the Plan or determined with reference to Section 20.
     (e) “Board” means the Board of Directors of the Corporation.
     (f) “Code” means the Internal Revenue Code of 1986, as amended.
     (g) “Committee” means the Compensation Committee of the Board or the Committee on Directors and Corporate Governance of the Board, or both, as applicable.

     (h) “Common Stock” means the $0.01 par value common stock of the Corporation.
     (i) “Corporation” means McKesson Corporation, a Delaware corporation.
     (j) “Covered Employee” means the Chief Executive Officer or any Employee whose total compensation for the taxable year is required to be reported to stockholders under the Exchange Act by reason of such Employee being among the four highest compensated officers for the taxable year (other than the chief executive officer).
     (k) “Director” means a member of the Board.
     (l) “Employee” means an individual employed by the Corporation or an Affiliate (within the meaning of Code section 3401 and the regulations thereunder).
     (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (n) “Exercise Price” means the price per Share at which an Option or Stock Appreciation Right may be exercised.
     (o) “Fair Market Value” of a Share as of a specified date means
          (i) if the Common Stock is listed or admitted to trading on any stock exchange, the closing price on the date the Award is granted as reported by such stock exchange (for example, on its official web site, such as www.nyse.com), or
          (ii) if the Common Stock is not listed or admitted to trading on a stock exchange, the mean between the lowest reported bid price and highest reported asked price of the Common Stock on the date the Award is granted in the over-the-counter market, as reported by such over-the-counter market (for example, on its official web site, such as www.otcbb.com), or if no official report exists, as reported by any publication of general circulation selected by the Corporation which regularly reports the market price of the Shares in such market.
     (p) “Family Member” means any person identified as an “immediate family” member in Rule 16(a)-1(e) of the Exchange Act, as such Rule may be amended from time to time. Notwithstanding the foregoing, the Committee may designate any other person(s) or entity(ies) as a “family member.”
     (q) “Full Value Award” means an Award that does not provide for full payment in cash or property by the Participant.
     (r) “Incentive Stock Option” means an Option described in Code section 422(b).
     (s) “Nonstatutory Stock Option” means an Option not described in Code section 422(b) or 423(b).
     (t) “Option” means an Incentive Stock Option or Nonstatutory Stock Option granted pursuant to Section 6. “Option Agreement” means the agreement between the Corporation and the Participant which contains the terms and conditions pertaining to the Option.

     (u) “Other Share-Based Award” means an Award granted pursuant to Section 12. “Other Share-Based Award Agreement” means the agreement between the Corporation and the recipient of an Other Share-Based Award which contains the terms and conditions pertaining to the Other Share-Based Award.
     (v) “Outside Director” means a Director who is not an Employee.
     (w) “Participant” means an Employee or Director who has received an Award.
     (x) “Performance Shares” means an Award denominated in Share Equivalents granted pursuant to Section 11 that may be earned in whole or in part based upon attainment of performance objectives established by the Administrator pursuant to Section 13. “Performance Share Agreement” means the agreement between the Corporation and the recipient of the Performance Shares which contains the terms and conditions pertaining to the Performance Shares.
     (y) “Plan” means this McKesson Corporation 2005 Stock Plan.
     (z) “Restricted Stock” means Shares granted pursuant to Section 8. “Restricted Stock Agreement” means the agreement between the Corporation and the recipient of the Restricted Stock which contains the terms, conditions and restrictions pertaining to the Restricted Stock.
     (aa) “Restricted Stock Unit” means an Award denominated in Share Equivalents granted pursuant to Section 9 in which the Participant has the right to receive a specified number of Shares at or over a specified period of time. “Restricted Stock Unit Agreement” means the agreement between the Corporation and the recipient of the Restricted Stock Unit Award which contains the terms and conditions pertaining to the Restricted Stock Unit Award.
     (bb) “Share” means one share of Common Stock, adjusted in accordance with Section 16 (if applicable).
     (cc) “Share Equivalent” means a bookkeeping entry representing a right to the equivalent of one Share.
     (dd) “Stock Appreciation Right” means a right, granted pursuant to Section 7, to receive an amount equal to the value of a specified number of Shares which will be payable in Shares or cash as established by the Administrator. “Stock Appreciation Right Agreement” means the agreement between the Corporation and the recipient of the Stock Appreciation Right which contains the terms and conditions pertaining to the Stock Appreciation Right.
     (ee) “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

30. EXECUTION.
     This amended and restated 2005 Stock Plan was adopted by the Board on May 27, 2009, subject to stockholder approval of the amendment to Section 5(a) adopted by the Board on said date, which approval was granted on July 22, 2009.

McKESSON CORPORATION

By:	/s/ Jorge L. Figueredo
Jorge L. Figueredo
Executive Vice President, Human Resources